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                                                                   Exhibit 10.59


                                FIRST AMENDMENT
                                      OF
                   ACE LIMITED EMPLOYEE STOCK PURCHASE PLAN
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     RESOLVED, that, by virtue and in exercise of the amending power reserved to
ACE Limited ("ACE") under the ACE Limited Employee Stock Purchase Plan (the "Plan"), the Plan be and is hereby amended in the following particulars, to be effective as of the first day of the first Subscription Period beginning after June 9, 2000:

     1. By deleting subsection 2.2 in its entirety and replacing it with the following new subsection 2.2:

          "2.2  Participation Election.  The Committee shall establish
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          `Subscription Periods' of not longer than one year for the accumulation of funds necessary for payment of the Purchase Price (as defined in subsection 2.3) of Stock under the Plan. For any Subscription Period, an eligible employee shall become a Plan `Participant' by filing, with the Committee, a written payroll deduction authorization with respect to Compensation otherwise payable to the Participant during the period. Such payroll deductions shall be any full percentage of the Compensation of the Participant, or any specified whole dollar amount, up to but not more than 10% of his Compensation in either case. After the beginning of the Subscription Period, and except as otherwise provided in subsection 2.4, a Participant may not alter the rate of his payroll deductions for that period. Subject to the limitations of subsection 2.3, each eligible employee who has elected to become a Participant for a Subscription Period in accordance with the foregoing provisions of this subsection
          2.2 shall be granted on the first day of such Subscription Period an option to purchase (at the applicable Purchase Price) on the Exercise Date (as defined in subsection 2.3) for such Subscription Period up to a number of whole shares of Stock determined by dividing such Participant's accumulated payroll deductions as of such Exercise Date by the applicable Purchase Price. Exercise of the option shall occur as provided in subsection 2.3, unless the Participant has terminated participation in the Plan prior to the Exercise Date as provided in subsection 2.4 or the Participant elects not to exercise the option as provided in subsection 2.3(b). The option shall expire on the last day of the Subscription Period."

     2. By deleting Section 2.3 in its entirety and replacing it with the following new Section 2.3:
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               "2.3   Purchase of Stock.  On the last day of each Subscription
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          Period (the `Exercise Date'), a Participant shall become eligible to exercise his option to purchase the number of whole shares of Stock as his accumulated payroll deductions for the Subscription Period will purchase, subject to the following:

          (a) The `Purchase Price' per share shall be equal to 85% of the lesser of (i) the fair market value of Stock on the first day of the Subscription Period; or (ii) the fair market value of Stock on the Exercise Date; provided, however, that in no event shall the purchase price be less than the par value of the Stock.

          (b) A Participant shall be deemed to have elected to purchase the shares of Stock which he became entitled to purchase on the Exercise Date unless he shall notify the Committee within seven days following the Exercise Date, or such shorter period as the Committee may establish, that he elects not to make such purchase.

          (c) Any accumulated payroll deductions that are not used to purchase full shares of Stock under the Plan shall be paid to the Participant without interest.

          (d) No employee shall have the right to purchase more than $25,000 in value of Stock under the Plan (and any other employee stock purchase plan described in Code section 423 and maintained by the Company or any Related Company) in any calendar year, such value being based on the fair market value of Stock as of the date on which the option to purchase the Stock is granted, as determined in accordance with subsection 2.2 of the Plan."

     FURTHER RESOLVED, that the executive officers of ACE Limited be, and they hereby are, authorized and directed to take all such actions as they deem necessary or desirable to implement the foregoing resolution.

     FURTHER RESOLVED, that whenever it is provided in the foregoing resolutions that an executive officer may take any action as such officer may deem necessary or desirable, the taking of such action by any such executive officer shall be conclusive evidence that such officer deems such action to be necessary or desirable.